                          Service Plan and Agreement

                                    Between

                      Oppenheimer Total Return Bond Fund

                                     and

                      OppenheimerFunds Distributor, Inc.

                              For Class A Shares

Service  Plan  and  Agreement  dated  the 5th day of  December,  2002,  by and between  Oppenheimer Total Return Bond Fund (the "Fund") and  OppenheimerFunds
Distributor, Inc. (the "Distributor").

1.   The Plan.  This Plan is the Fund's  written  service plan for its Class A
Shares  described  in the Fund's  registration  statement  as of the date this
Plan  takes  effect,  contemplated  by and to  comply  with  Rule  2830 of the
Conduct Rules of the National  Association of Securities  Dealers,  Inc., with which  the Fund has  agreed  to  comply.  Pursuant  to this Plan the Fund will reimburse the  Distributor  for a portion of its costs  incurred in connection with  the  personal  service  and  the  maintenance  of  shareholder  accounts
("Accounts")  that hold Class A Shares (the  "Shares")  of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities  of which it is the issuer,  according to the terms of this Plan.  The  Distributor  is authorized under the Plan to pay  "Recipients,"  as  hereinafter  defined,  for rendering services and for the maintenance of Accounts.  Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.   Definitions.  As used in this Plan,  the  following  terms shall have the following meanings:

     (a)  "Recipient" shall mean any broker,  dealer,  bank or other financial institution  which: (i) has rendered  services in connection with the personal service and  maintenance of Accounts;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such information as the Distributor  shall reasonably request to answer such  questions as may arise  concerning  such service;  and
(iii) has been  selected  by the  Distributor  to receive  payments  under the
Plan.  Notwithstanding  the  foregoing,  a  majority  of the  Fund's  Board of
Trustees  (the  "Board") who are not  "interested  persons" (as defined in the
Investment  Company  Act of 1940,  referred to in this plan as the "1940 Act")
and who have no direct or  indirect  financial  interest in the  operation  of this  Plan or in any  agreements  relating  to  this  Plan  (the  "Independent
Trustees")  may remove any  broker,  dealer,  bank or other  institution  as a
Recipient,  whereupon such entity's rights as a third party beneficiary hereof shall terminate.

     (b)  "Qualified  Holdings"  shall mean, as to any  Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such customers,  clients and/or  accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively,  the "Customers"), but in no event  shall  any  such  Shares  be  deemed  owned by more  than one
Recipient  for  purposes of this Plan.  In the event that two  entities  would otherwise qualify as Recipients as to the same Shares,  the Recipient which is the dealer of record on the Fund's  books shall be deemed the  Recipient as to such Shares for purposes of this Plan.

3.   Payments.

     (a)  Under the Plan,  the Fund will  make  payments  to the  Distributor, within  forty-five  (45)  days  of the end of each  calendar  quarter,  in the amount of the lesser of: (i) 0.25% on an annual  basis of the  average  during the calendar  quarter of the aggregate net asset value of the Shares  computed as of the  close  of each  business  day,  or (ii)  the  Distributor's  actual expenses  under the Plan for that  quarter of the type  approved by the Board.
The  Distributor  will use such fee received  from the Fund in its entirety to reimburse  itself for payments to  Recipients  and for its other  expenditures and costs of the type approved by the Board  incurred in  connection  with the personal  service and maintenance of Accounts  including,  but not limited to, the services  described in the following  paragraph.  The Distributor may make
Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the
Distributor if such affiliated person qualifies as a Recipient.

          The services to be rendered by the  Distributor  and  Recipients  in connection  with the  personal  service and the  maintenance  of Accounts  may include,  but  shall not be  limited  to,  the  following:  answering  routine inquiries from the Recipient's  customers  concerning the Fund, providing such customers  with  information on their  investment in shares,  assisting in the establishment  and maintenance of accounts or sub-accounts in the Fund, making the Fund's  investment  plans and  dividend  payment  options  available,  and providing  such  other  information  and  customer  liaison  services  and the maintenance  of  Accounts  as the  Distributor  or  the  Fund  may  reasonably request.  It may be presumed that a Recipient has provided services qualifying for  compensation  under the Plan if it has  Qualified  Holdings  of Shares to entitle  it to  payments  under  the  Plan.  In  the  event  that  either  the
Distributor  or the Board should have reason to believe that,  notwithstanding the level of Qualified Holdings, a Recipient may not be rendering  appropriate services,  then the  Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other  information to verify that said  Recipient  is  providing  appropriate  services in this  regard.  If the
Distributor  still  is  not  satisfied,  it  may  take  appropriate  steps  to terminate  the  Recipient's  status as such  under the  Plan,  whereupon  such entity's rights as a third-party beneficiary hereunder shall terminate.

          Payments  received by the  Distributor  from the Fund under the Plan will  not be  used to pay any  interest  expense,  carrying  charge  or  other financial  costs,  or  allocation of overhead of the  Distributor,  or for any other  purpose  other than for the  payments  described in this Section 3. The amount payable to the  Distributor  each quarter will be reduced to the extent that  reimbursement  payments  otherwise  permissible  under the Plan have not been  authorized by the Board of Trustees for that quarter.  Any  unreimbursed expenses  incurred for any quarter by the  Distributor may not be recovered in later periods.

     (b)  The  Distributor  shall make  payments to any  Recipient  quarterly, within  forty-five  (45) days of the end of each calendar  quarter,  at a rate not to exceed  0.25% on an annual  basis of the  average  during the  calendar quarter of the  aggregate  net asset  value of the Shares  computed  as of the close of each business day of Qualified  Holdings  (excluding  Shares acquired in reorganizations with investment companies for which OppenheimerFunds,  Inc.
or an  affiliate  acts as  investment  adviser  and which  have not  adopted a distribution plan at the time of reorganization  with the Fund).  However,  no such  payments  shall be made to any  Recipient  for any such quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such  quarter, the minimum  amount  ("Minimum  Qualified  Holdings"),  if any, to be set from time to time by a majority  of the  Independent  Trustees.  A majority  of the
Independent  Trustees  may at any  time or  from  time  to  time  increase  or decrease and thereafter  adjust the rate of fees to be paid to the Distributor or to any  Recipient,  but not to  exceed  the rate set  forth  above,  and/or increase  or  decrease  the number of shares  constituting  Minimum  Qualified
Holdings.   The  Distributor  shall  notify  all  Recipients  of  the  Minimum
Qualified  Holdings  and  the  rate  of  payments   hereunder   applicable  to
Recipients,  and shall provide each such  Recipient with written notice within thirty  (30) days  after any  change in these  provisions.  Inclusion  of such provisions  or a change in such  provisions  in a revised  current  prospectus shall be sufficient notice.

     (c)  Under  the  Plan,  payments  may  be  made  to  Recipients:  (i)  by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by the Distributor (a subsidiary of OFI), from its own resources.

4.   Selection and Nomination of Trustees.  While this Plan is in effect,  the selection or replacement  of Independent  Trustees and the nomination of those persons to be  Trustees  of the Fund who are not  "interested  persons" of the
Fund  shall  be  committed  to the  discretion  of the  Independent  Trustees.
Nothing  herein shall prevent the  Independent  Trustees from  soliciting  the views or the  involvement  of others in such  selection or  nomination  if the final  decision on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

5.   Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  at least  quarterly  a  written  report to the  Fund's  Board for its review,  detailing the amount of all payments made pursuant to this Plan,  the identity of the  Recipient  of each such  payment,  and the purposes for which the payments  were made.  The report  shall state  whether all  provisions  of
Section  3 of this  Plan  have  been  complied  with.  The  Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with  respect to the  personal  service  and  maintenance  of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.   Related  Agreements.  Any  agreement  related  to this  Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by  vote  of  a  majority  of  the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Shares of the Class,  on not more than sixty days written notice to any other party to the agreement;  (ii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the 1940 Act);  (iii) it shall go into  effect  when  approved by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such agreement;  and (iv) it shall, unless terminated  as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by the
Board and its Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.   Effectiveness,  Continuation,  Termination  and Amendment.  This Plan has
been  approved  by a vote of the  Independent  Trustees  cast in  person  at a meeting  called on  December  5, 2002 for the  purpose of voting on this Plan.
Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year  or as the  Board  may  otherwise  determine  but  only  so  long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose  of voting on such  continuance.  This Plan may be  terminated  at any time by vote of a majority of the  Independent  Trustees or by the vote of the holders  of  a  "majority"  (as  defined  in  the  1940  Act)  of  the  Fund's outstanding  Class A  voting  securities.  This  Plan  may not be  amended  to increase  materially the amount of payments to be made without approval of the
Class  A  Shareholders,  in the  manner  described  above,  and  all  material amendments  must be  approved  by a vote of the Board  and of the  Independent
Trustees.

8.   Shareholder   and   Trustee   Liability   Disclaimer.   The   Distributor
understands  and agrees that the  obligations  of the Fund under this Plan are not binding upon any shareholder or Trustee of the Fund  personally,  but only the Fund and the  Fund's  property.  The  Distributor  represents  that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming
Trustee and shareholder  and Trustee  liability for acts or obligations of the
Fund.

                              Oppenheimer Total Return Bond Fund

                                        /s/ Robert G. Zack
                              By:   ____________________________________
                                    Robert G. Zack
                                    Secretary

                              OppenheimerFunds Distributor, Inc.

                                        /s/ Katherine P. Feld
                              By:   ____________________________________
                                    Katherine P. Feld
                                    Vice President